SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2025 (August 15, 2025)

DuPont de Nemours, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38196	81-1224539
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

974 Centre Road, Building 730 Wilmington, Delaware	19805
(Address of Principal Executive Offices)	(Zip Code)

(302) 295-5783

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation or an Off-Balance Sheet Arrangement of a Registrant.

Qnity Notes Offering

On August 15, 2025, Qnity Electronics, Inc. (“Qnity”), a wholly-owned subsidiary of DuPont de Nemours, Inc. (“DuPont”), issued $1,000,000,000 aggregate principal amount of 5.750% senior secured notes due 2032 (the “Secured Notes”) and $750,000,000 aggregate principal amount of 6.250% senior unsecured notes due 2033 (the “Unsecured Notes,” and together with the Secured Notes, the “Notes”). The Notes were issued in connection with DuPont’s previously announced plan to separate its electronics business through a pro rata distribution of Qnity common stock to stockholders of DuPont, with a targeted completion date of November 1, 2025 (the “Spin-Off”). Qnity intends to use the net proceeds from the Notes, together with borrowings under the senior secured credit facilities that it intends to obtain in connection with the Spin-Off (the “Credit Facilities”) and cash on hand, to finance the payment of a cash distribution to DuPont of approximately $4.1 billion plus the pre-funded interest deposit in connection with the issuance of notes (and any investment returns thereon).

The gross proceeds of the Notes and the pre-funded interest deposit will be held in escrow and released in connection with the completion of the Spin-Off. If the Spin-Off is not consummated (x) on or prior to the earlier of (i) March 31, 2026 and (ii) the date on which Qnity notifies the escrow agent and the trustee for the Secured Notes and Unsecured Notes, respectively, that Qnity has determined the Spin-Off will not be consummated or (y) within two business days of the gross proceeds being released from escrow, then the Notes will be subject to a special mandatory redemption.

Senior Secured Notes

The Secured Notes were issued pursuant to an indenture (the “Secured Notes Indenture”), between Qnity and U.S. Bank Trust Company, National Association, as trustee (the “Secured Notes Trustee”), collateral agent and paying agent, dated as of August 15, 2025. The Secured Notes mature on August 15, 2032 and bear interest at a rate of 5.750% per year. Interest on the Secured Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2026.

Upon the consummation of the Spin-Off (or, with respect to the foreign subsidiary guarantors and foreign collateral, the day after the consummation of the Spin-Off), the Secured Notes will be jointly and severally and unconditionally guaranteed on a senior secured basis by each Qnity subsidiary that is a borrower, or guarantees indebtedness, under Qnity’s Credit Facilities. Upon the consummation of the Spin-Off (or, with respect to the foreign collateral, the day after the consummation of the Spin-Off), the Secured Notes and related guarantees will be secured, subject to permitted liens and certain other exceptions, by first priority liens on substantially the same collateral that will secure Qnity’s obligations under its Credit Facilities. The Secured Notes and related guarantees will be secured on a pari passu basis with the Credit Facilities.

At any time prior to August 15, 2028, Qnity may redeem some or all of the Secured Notes at a price equal to 100% of the principal amount thereof to be redeemed, plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, Qnity may redeem some or all of the Secured Notes at any time on or after August 15, 2028 at specified prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Qnity may also redeem up to 40% of the aggregate principal amount of the Secured Notes at any time on or prior to August 15, 2028 using the net proceeds from certain equity offerings at 105.750%, plus accrued and unpaid interest, if any, to, but not including, the redemption date. If Qnity experiences certain kinds of changes in control, Qnity must offer to repurchase the Secured Notes at a price equal to 101% of the principal amount of the Secured Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Secured Notes Indenture includes certain covenants relating to debt incurrence, liens, restricted payments, assets sales, and transactions with affiliates, changes in control, and mergers or sales of all or substantially all of Qnity’s assets. The Secured Notes Indenture provides for customary events of default (subject, in certain cases, to customary grace periods), which include nonpayment on the Secured Notes, breach of covenants in the Secured Notes Indenture, payment defaults or acceleration of other indebtedness over a specified threshold, failure to pay certain judgments over a specified threshold and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Secured Notes Trustee or holders of at least 30% of the aggregate principal amount of all then outstanding Secured Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Secured Notes to be due and payable immediately.

Senior Unsecured Notes

The Unsecured Notes were issued pursuant to an indenture (the “Unsecured Notes Indenture”), between Qnity and U.S. Bank Trust Company, National Association, as trustee (the “Unsecured Notes Trustee”) and paying agent, dated as of August 15, 2025. The Unsecured Notes mature on August 15, 2033 and bear interest at a rate of 6.250% per year. Interest on the Unsecured Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2026.

Upon the consummation of the Spin-Off (or, with respect to the foreign subsidiary guarantors, the day after the consummation of the Spin-Off), the Unsecured Notes will be jointly and severally and unconditionally guaranteed on a senior unsecured basis by each Qnity subsidiary that is a borrower, or guarantees indebtedness, under Qnity’s Credit Facilities.

At any time prior to August 15, 2028, Qnity may redeem some or all of the Unsecured Notes at a price equal to 100% of the principal amount thereof to be redeemed, plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, Qnity may redeem some or all of the Unsecured Notes at any time on or after August 15, 2028 at specified prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Qnity may also redeem up to 40% of the aggregate principal amount of the Unsecured Notes at any time on or prior to August 15, 2028 using the net proceeds from certain equity offerings at 106.250%, plus accrued and unpaid interest, if any, to, but not including, the redemption date. If Qnity experiences certain kinds of changes in control, Qnity must offer to repurchase the Unsecured Notes at a price equal to 101% of the principal amount of the Unsecured Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Unsecured Notes Indenture includes certain covenants relating to debt incurrence, liens, restricted payments, assets sales, and transactions with affiliates, changes in control, and mergers or sales of all or substantially all of Qnity’s assets. The Unsecured Notes Indenture provides for customary events of default (subject, in certain cases, to customary grace periods), which include nonpayment on the Unsecured Notes, breach of covenants in the Unsecured Notes Indenture, payment defaults or acceleration of other indebtedness over a specified threshold, failure to pay certain judgments over a specified threshold and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Unsecured Notes Trustee or holders of at least 30% of the aggregate principal amount of all then outstanding Unsecured Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Unsecured Notes to be due and payable immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT DE NEMOURS, INC.
Registrant

Date: August 15, 2025	By:	/s/ Michael G. Goss
	Name:	Michael G. Goss
	Title:	Vice President and Controller